FROM: Green Century Funds [mailto:GreenCentury@proxy-direct.com]
SUBJECT: Green Century Equity Fund Shareholder Meeting


Dear Green Century Equity Fund Shareholder:

Thank you for investing with the Green Century Funds and for your support of environmentally responsible investing.

As a Green Century Equity Fund shareholder, you have an essential role; you and the other Equity Fund shareholders are the final decision makers when critical choices face the Fund.

We are writing you today to request your vote on two such proposals: to approve a new Investment Advisory Agreement and a new Investment Subadvisory Agreement for the Green Century Equity Fund. You may read more about these important proposals in the proxy statement at:

http://greencentury.com/documents/Proxy_Statement_9-15-06.PDF
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You may submit your voting instructions online by clicking on the link(s) below:

Control Number: XXXXXXXXXXXXXX Security Code: XXXXXXXX   https://vote.proxy-
direct.com/xxx.asp

THE CONTROL NUMBER(S) AND SECURITY CODE(S) LISTED ARE FOR YOUR REFERENCE ONLY. WHEN YOU CLICK ON THE VOTING LINK, THE CODES WILL BE PRE-POPULATED IN THE APPROPRIATE FIELDS. IF THERE IS MORE THAN ONE CONTROL NUMBER LISTED ABOVE, YOU HAVE MORE THAN ONE GREEN CENTURY EQUITY FUND ACCOUNT TO VOTE; PLEASE RETURN TO THIS ORIGINAL EMAIL AFTER VOTING ONE ACCOUNT AND THEN CLICK ON THE NEXT VOTING LINK TO VOTE THE NEXT ACCOUNT.

If you have any questions, please contact me or members of our staff at 1-800-93-GREEN (1-800-934-7336), 9 a.m. to 6 p.m. Eastern Time, Monday through Friday.

Your vote is very important, and we encourage you to vote today. We appreciate your timely participation in this very important process.

Sincerely,




/s/ Kristina Curtis
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Kristina Curtis
President
Green Century Funds